                                                                     EXHIBIT 2.2

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

   This First Amendment to Agreement and Plan of Merger (this "Amendment") is entered into as of November 29, 2000, by and among Allscripts Holding, Inc., a Delaware corporation ("Parent"), Allscripts, Inc., a Delaware corporation ("Allscripts"), Bursar Acquisition, Inc., a Delaware corporation ("SubA"), Bursar Acquisition No. 2, Inc., a Delaware corporation ("SubB"), IDX Systems Corporation, a Vermont corporation ("IDX"), and Channelhealth Incorporated, a Delaware corporation ("ChannelHealth").

   WHEREAS, Parent, Allscripts, SubA, SubB, IDX and ChannelHealth have entered into that certain Agreement and Plan of Merger, dated as of July 13, 2000 (the "Merger Agreement"); and

   WHEREAS, the parties hereto desire to amend the Merger Agreement as hereinafter set forth.

   NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto and hereby agree as follows:

     1. The reference to "December 31, 2000" contained in Section 5.2(a) of the Merger Agreement, relating to termination of the Merger Agreement if the Closing has not occurred, shall be amended to read "January 9, 2001."

     2. This Amendment may be executed in counterparts and, as executed, shall constitute one agreement binding on all of the parties hereto.

     3. A facsimile, telecopy or other reproduction of this Amendment may be executed by the parties and shall be considered valid, binding and effective for all purposes. At the request of any party hereto, the parties agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction.

     4. Unless otherwise herein defined, capitalized terms used in this Amendment shall have the same meanings as ascribed to such term in the Merger Agreement.

     5. Except as herein amended, the Merger Agreement shall remain valid and subsisting in accordance with its terms. In the event of any conflict or inconsistency between this Amendment and the Merger Agreement, the provisions of this Amendment shall govern and control.

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   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          ALLSCRIPTS HOLDING, INC.:

                                          By: /s/ Glen E. Tullman
                                             ---------------------------------
                                             Name:
                                             Title:

                                          ALLSCRIPTS, INC.:

                                          By: /s/ Glen E. Tullman
                                             ---------------------------------
                                             Name:
                                             Title:

                                          BURSAR ACQUISITION, INC.:

                                          By: /s/ Glen E. Tullman
                                             ---------------------------------
                                             Name:
                                             Title:

                                          BURSAR ACQUISITION NO. 2, INC.:

                                          By: /s/ Glen E. Tullman
                                             ---------------------------------
                                             Name:
                                             Title:

                                          IDX SYSTEMS CORPORATION:

                                          By: /s/ Robert W. Baker, Jr.
                                             ---------------------------------
                                             Name:
                                             Title:

                                          CHANNELHEALTH INCORPORATED:

                                          By: /s/ Robert W. Baker, Jr.
                                             ---------------------------------
                                             Name:
                                             Title:

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